Exhibit 99.1 Press Release


PRESS RELEASE
August 9, 2004

                                For further information contact:
                                David M. Bradley
                                Chairman, President and Chief Executive Officer North Central Bancshares, Inc.
                                825 Central Avenue
                                Fort Dodge, Iowa 50501
                                515-576-7531



                    NORTH CENTRAL BANCSHARES, INC. ANNOUNCES
                     RESIGNATION OF CHIEF FINANCIAL OFFICER

         Fort Dodge, Iowa, August 9, 2004 - North Central Bancshares, Inc. (the "Company") (Nasdaq: FFFD), the holding company for First Federal Savings Bank of Iowa (the "Bank"), announced today that John L. Pierschbacher, Chief Financial Officer and Treasurer of the Company and Bank, has resigned effective October 29, 2004.
         David M. Bradley, Company President and Chief Executive Officer, commented: "We are very appreciative that John Pierschbacher has agreed to remain with us until October to allow for a smooth transition. We appreciate John Pierschbacher's service during the past twelve years and wish him much success in his future endeavors." The Company plans to hire a new Chief Financial Officer and is currently interviewing potential candidates.
         The Company serves north central and southeastern Iowa at ten full service locations in Fort Dodge, Nevada, Ames, Perry, Ankeny, Clive, Burlington and Mount Pleasant, Iowa through the Bank, headquartered in Fort Dodge, Iowa. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law. The Company's stock is traded on The Nasdaq National Market under the symbol "FFFD".